                                                                  Exhibit 16(a)

                            PARKSTONE GROUP OF FUNDS
                          COMPUTATION OF TOTAL RETURNS

EXAMPLES INVOLVING A
HYPOTHETICAL INVESTMENT OF $1,000


AVERAGE ANNUAL         [REDEEMABLE VALUE AT THE END OF   ]      (1/NUMBER
TOTAL RETURN =         [THE PERIOD OF SHARES PURCHASED   ]       OF YEARS)
                       [WITH $1,000 (LESS THE MAXIMUM    ]
                       [SALES CHARGE, IF APPLICABLE) PLUS]
                       [ANY DIVIDENDS OR DISTRIBUTIONS ON]                       -1
                       [SUCH SHARES (LESS THE MAXIMUM    ]
                       [CONTINGENT DEFERRED SALES CHARGE,]
                       [IF APPLICABLE)                   ]
                       [---------------------------------]
                       [VALUE AT BEGINNING OF PERIOD     ]


AGGREGATE              [REDEEMABLE VALUE AT THE END OF   ]
TOTAL RETURN =         [THE PERIOD OF SHARES PURCHASED   ]
                       [WITH $1,000 (LESS THE MAXIMUM    ]
                       [SALES CHARGE, IF APPLICABLE) PLUS]
                       [ANY DIVIDENDS OR DISTRIBUTIONS ON]                       -1
                       [SUCH SHARES (LESS THE MAXIMUM    ]
                       [CONTINGENT DEFERRED SALES CHARGE,]
                       [IF APPLICABLE)                   ]
                       [---------------------------------]
                       [VALUE AT BEGINNING OF PERIOD     ]


EXAMPLES:

1/1/YR0         =       DATE OF FUND INCEPTION
6/30/YR12       =       DATE OF CALCULATIONS

$1,246.9        =       VALUE OF SHARES ON 7/1/YR2
$1,775.2        =       VALUE OF SHARES ON 7/1/YR7
$2,104.7        =       VALUE OF SHARES ON 7/1/YR11
$2,223.5        =       REDEEMABLE VALUE OF SHARES ON 6/30/YR12


                                                        (1/12.5)
        AVERAGE ANNUAL TOTAL RETURN            [2,233.5]
                                               [-------]   - 1 = 6.60%
        SINCE INCEPTION:                       [1,000  ]


        ONE-YEAR PERIOD ENDED 6/30/YR12:       [2,223.5]
                                               [-------]   - 1 = 5.64%
                                               [2,104.7]


                                                        (1/5)
        FIVE-YEAR PERIOD ENDED 6/30/YR12:      [2,223.5]
                                               [-------]   - 1 = 4.61%
                                               [1,775.2]


                                                        (1/10)
        TEN-YEAR PERIOD ENDED 6/30/YR12:       [2,223.5]
                                               [-------]   - 1 = 5.95%
                                               [1,246.9]

        AGGREGATE TOTAL RETURN                  [2,233.5]
                                                [-------]   - 1 = 122.35%
        SINCE INCEPTION:                        [1,000  ]


        ONE-YEAR PERIOD ENDED 6/30/YR12:        [2,223.5]
                                                [-------]   - 1 = 5.64%
                                                [2,104.7]


        FIVE-YEAR PERIOD ENDED 6/30/YR12:       [2,223.5]
                                                [-------]   - 1 = 25.25%
                                                [1,775.2]


        TEN-YEAR PERIOD ENDED 6/30/YR12:        [2,223.5]
                                                [-------]   - 1 = 78.32%
                                                [1,246.9]